    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2005

                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               -------------------

                            CENTURY ALUMINUM COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                      13-3070826
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)

            2511 GARDEN ROAD                                93940
          BUILDING A, SUITE 200                          (Zip code)
          MONTEREY, CALIFORNIA
(Address of principal executive offices)

                           -------------------------

                            CENTURY ALUMINUM COMPANY
                 AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                GERALD J. KITCHEN
                  EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL,
                   CHIEF ADMINISTRATIVE OFFICER AND SECRETARY
                            CENTURY ALUMINUM COMPANY
                                2511 GARDEN ROAD
                              BUILDING A, SUITE 200
                           MONTEREY, CALIFORNIA 93940
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                     ---------------------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                            Proposed           Proposed
       Title of Each                                        Maximum            Maximum
 Class of Securities to be              Amount to be     Offering Price       Aggregate           Amount of
        Registered                       Registered       Per Share(1)    Offering Price(1)    Registration Fee
---------------------------------     ----------------   --------------   ------------------   ----------------
Common Stock, $.01 par value.....     3,000,000 Shares   $        19.25   $       57,750,000   $       6,797.18
===============================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, based on the average of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on November 7, 2005.

================================================================================

                           INCORPORATION BY REFERENCE

      This Registration Statement on Form S-8 relates to the registration of additional shares reserved for issuance under the registrant's Amended and Restated 1996 Stock Incentive Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-15689) filed with the Securities and Exchange Commission and declared effective on November 6, 1996 are incorporated by reference herein.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 14th day of November, 2005.

                                   CENTURY ALUMINUM COMPANY

                                   By:     /s/ David W. Beckley
                                       -----------------------------------
                                       Name: David W. Beckley
                                       Title: Executive Vice President and Chief
                                              Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                     TITLE                             DATE
--------------------------------------  --------------------------------------------   -----------------
                                        Chairman and Chief Executive Officer
/s/ Craig A. Davis                          (Principal Executive Officer)              November 14, 2005
-----------------------------
Craig A. Davis

/s/ David W. Beckley                         Executive Vice President and              November 14, 2005
-----------------------------           Chief Financial Officer (Principal Financial
David W. Beckley                          Officer and Principal Accounting Officer)

     *                                                   Director                      November 14, 2005
-----------------------------
Roman A. Bninski

     *                                                   Director                      November 14, 2005
-----------------------------
John C. Fontaine

     *                                                   Director                      November 14, 2005
-----------------------------
Robert E. Fishman

     *                                                   Director                      November 14, 2005
-----------------------------
John P. O'Brien

     *                                                   Director                      November 14, 2005
-----------------------------
Stuart M. Schreiber

     *                                                   Director                      November 14, 2005
-----------------------------
Willy R. Strothotte

            SIGNATURE                                    TITLE                              DATE
--------------------------------------  --------------------------------------------   -----------------
     *                                                   Director                      November 14, 2005
-----------------------------
Jack E. Thompson

* By:    /s/ Peter C. McGuire
-------------------------------------
Peter C. McGuire, as Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit No.                Description of Exhibit
----------    -----------------------------------------------------------------------------
5.1           Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5.1)

24.1          Powers of Attorney